UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

AUDACY, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor
Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	AUD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2023, Audacy, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 2 (the “Amendment”) to the Company’s Receivables Purchase Agreement (the “Receivables Purchase Agreement”), dated July 15, 2021, among Audacy Operations, Inc., Audacy Receivables, LLC, the investors party thereto, and DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main.

The Amendment, among other things, reduces the minimum liquidity the Company is required to maintain to $25 million and aligns the Company’s obligations to deliver audited annual financial statements under the Receivables Purchase Agreement to its obligations to deliver such financial statements under the existing Credit Agreement, dated October 17, 2016, among the Company, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on August 1, 2022, the Company was notified by the New York Stock Exchange (“NYSE”) that the Company was not in compliance with Rule 802.01C of the NYSE’s Listed Company Manual relating to the minimum average closing price of the Company’s Class A Common Stock (the “common stock”) required over a consecutive 30 trading-day period.

The Company has considered available alternatives, including, but not limited to, a reverse stock split, subject to shareholder approval no later than at the Company’s next annual meeting of shareholders, if necessary, to regain compliance. Under the NYSE’s rules, if the Company determines that it will regain compliance by taking an action that will require shareholder approval at its next annual meeting of shareholders, the minimum price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

Subject to receipt of shareholder approval at the Company’s annual meeting of shareholders to be held on May 24, 2023, the Company intends to implement a reverse stock split of its common stock, effective after the annual meeting, to regain compliance.

Item 8.01	Other Events.

The Company has determined that the annual meeting of shareholders will be held on Wednesday, May 24, 2023. The record date for the annual meeting is Friday, March 17, 2023. Further details regarding the annual meeting, including how to participate, will be included in the Company’s Proxy Statement and Notice of Annual Meeting of Shareholders to be made available to shareholders and filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2, dated January 27, 2023, to the Receivables Purchase Agreement, dated July 15, 2021, among Audacy Operations, Inc., Audacy Receivables, LLC, the investors party thereto, and DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main.

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: January 30, 2023

3